UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

LOTTERY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38508	81-1996183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20808 State Hwy 71 W, Unit B, Spicewood, Texas	78669
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 512-592-2451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTRY	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 24, 2022, the Listing Qualifications department of The Nasdaq Stock Market LLC (the “Staff”) notified Lottery.com, Inc. (the “Company”, “we” and “us”) that the bid price of its common stock had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2) (the “Rule”). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until February 20, 2023, to regain compliance with the Rule.

On February 23, 2023, the Company received a determination letter from the Staff advising the Company that the Staff had determined that the Company had not regained compliance with the Rule and that the Company was not eligible for a second 180 day period as the Company has not filed its periodic reports with the Securities and Exchange Commission (the “SEC”) and Nasdaq, for the quarters ended June 30, 2022 and September 30, 2022, and that it no longer complies with Nasdaq’s Listing Rules for continued listing. The Staff also confirmed to the Company in its February 23, 2023 letter that the failure to timely file those periodic reports each serve as separate and an individual basis for delisting. As such, unless the Company appealed Nasdaq’s determination to delist the Company’s common stock and warrants, the common stock and warrants were to be delisted from the Nasdaq Global Market and trading of the Company’s securities were to be suspended, and a Form 25-NSE was to be filed with the SEC which would remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company had until 4:00 p.m. Eastern Time on March 2, 2023 to appeal Nasdaq’s delisting determination to a hearings panel, and the Company timely requested such appeal. The Company also requested that Nasdaq stay the suspension of the Company’s securities pending the hearings panel appeal.

On March 16, 2023, Nasdaq provided the Company notice that the Nasdaq hearings panel (the “Panel”) had granted the request of the Company extend the automatic 15-day stay of suspension from Nasdaq, pending the appeal hearing scheduled for April 13, 2023, and a final determination regarding the Company’s listing status.

At the panel hearing, the Company intends to present a plan to regain compliance with the Rule and to file the Company’s deficient quarterly reports for the quarters ended June 30, 2022 and September 30, 2022. In this regard, the Company is continuing to work to become compliant as quickly as possible and has made progress in completing its amended 2021 Annual Report on Form 10-K for filing with the SEC. Additionally, under its new management, the Company continues to work to improve its disclosure and reporting controls, and plans to overhaul its systems of internal control and invest in legal, accounting, and financial resources.

There can be no assurance that the Company’s plan will be accepted by the hearings panel or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq listing requirements, or that a hearings panel will stay the suspension of the Company’s securities. If the Company’s securities are delisted from Nasdaq, it could be more difficult to buy or sell the Company’s common stock and warrants or to obtain accurate quotations, and the price of the Company’s common stock and warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise capital and/or trigger defaults and penalties under outstanding agreements or securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOTTERY.COM, INC.

Date: March 21, 2023	By:	/s/ Mark Gustavson
Mark Gustavson
Chief Executive Officer